As filed with the Securities and Exchange Commission on August 3, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                       MAGNITUDE INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                75-2228828
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                 50 Tannery Road
                          Branchburg, New Jersey 08876
                                 (908) 534-6400

             (Address and Telephone Number of Registrant's Principal
                          Executive Office)(Zip Code)

            Agreement with Isidor D. Friedenberg dated March 12, 1999
                         (83,333 shares of common stock)

                  Agreement with Jerry Swon dated July 21, 1999
                        (150,000 shares of common stock)

                 Agreement with Bruce Deichl dated July 21, 1999
                                    (212,895)

                            (full title of the plans)

                            Steven Rudnik, President
                                 50 Tannery Road
                          Branchburg, New Jersey 08876
                                 (908) 534-6400

 (Name, Address and Telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                            Michael H. Freedman, Esq.
                       Silverman, Collura & Chernis, P.C.
                       381 Park Avenue South - Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                              Proposed        Proposed
Title of         Amount       maximum         maximum              Amount of
securities to    to be        offering price  aggregate            registration
be registered    registered   per share (1)   offering price (1)   fee
- --------------------------------------------------------------------------------
Common Stock(1)  446,228      $1.03125        $460,172.62          $130.00
- --------------------------------------------------------------------------------
(1) Calculated in accordance with 457(c) using the closing price for the common stock on July 28, 1999.

          Part I - Information Required in the Section 10(a) Prospectus

      The documents containing information specified in Part 1 (plan information and registrant information) will be sent or given to the consultants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                       MAGNITUDE INFORMATION SYSTEMS, INC.

                         446,228 shares of common stock

                     ---------------------------------------

         Certain officers, employees and consultants of Magnitude may sell up to 446,228 shares of common stock.

         Magnitude will not receive any proceeds from this offering.

                     --------------------------------------

         Please see the risk factors beginning on page 7 to read about certain factors you should consider before buying shares of common stock.

                     --------------------------------------

         Magnitude Information Systems's common stock is quoted on the OTC Bulletin Board under the symbol MAGY. On July 28, 1999 the last sale price of the common stock as reported on the Bulletin Board was $1.03125.

         The mailing address of our principal executive offices is 50 Tannery Road, Branchburg, New Jersey 08876.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                 The date of this prospectus is August 3, 1999.

                                TABLE OF CONTENTS

                                                                            Page

The Company...................................................................6

Risk Factors..................................................................7

Available Information.........................................................9

Incorporation of Certain Documents by Reference...............................9

Selling Securityholders......................................................11

Plan of Distribution.........................................................12

Description of Securities....................................................13

Transfer Agent and Registrar.................................................14

Legal Matters................................................................14

Experts......................................................................14

Indemnification of Directors and Officers....................................14

                                   The Company

         Magnitude Information Systems, Inc., f/k/a Proformix Systems, Inc., was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. In 1993, we changed our name to Whitestone Industries, Inc. In June 1997, we acquired approximately 90% of Proformix, Inc., a private Delaware company, and changed our name to Proformix Systems, Inc. In December 1998, after the sale of certain of our assets and a reorganization of our product lines, we changed our name to Magnitude Information Systems, Inc.

         We are a research based software company, delivering the science of ergonomics to the computerized workplace. Computer ergonomics focuses on optimizing the design of technology that allows people to successfully interact with computers. A successful technology delivery system improves the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability. Through scientifically testing, evaluating and verifying new design concepts and systems, we marry human biology and computer technology to provide both financial and workplace health benefits to our clients.

         We have researched, developed, patented and marketed a variety of ergonomic hardware products including keyboard tray systems. Starting in February 1998, we acquired two ergonomic software companies, including Rolina Corporation (formerly Magnitude LLC) and Vanity Software. Later in November 1998, we entered into a strategic alliance with Office Specialty, a Canadian corporation, whereby Office Specialty acquired all of our hardware product rights and related assets.

         The Company markets a unique, proprietary, windows-compatible software suite under the name Proformix EMS(TM)("EMS"). EMS is composed of several software products which provide a system for evaluation and management of ergonomic risk factors in the workplace. The software assists in training people working on computers, monitors computer-use related activities and evaluates a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work.

         In late 1998, Magnitude Information Systems and Aon Ergonomic Services, a division of Aon Worldwide Resources, entered into a joint venture agreement to market and sell our EMS software product. Aon Worldwide Resources is a division of Aon Group, the worldwide insurance brokerage and consulting arm of Aon Corporation.

         Currently,   approximately  100  prospective   corporate,   government,
educational and military organizations are evaluating EMS for organization-wide use.

                                  Risk Factors

Substantial Competition.

         The computer software industry and products developed for the computer workplace face intense competition. We will be at a competitive disadvantage in seeking to compete with other companies having more assets, larger technical staffs, established market shares and greater financial and operational resources than us. There can be no assurance that we will be able to meet the competition and operate profitably.

Possible Loss of Entire Investment.

         The commons stock offered hereby is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

Dependence Upon Key Personnel.

         We are substantially dependent upon the continued services of Steven Rudnik, our President and Chief Executive Officer. The loss of the services of Mr. Rudnik through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do not maintain key person life and disability insurance on the life of Mr. Rudnik.

Possible Volatility of Stock Price.

         There can be no assurance that a public market price for the common stock will continue. The market prices of the common stock may be significantly affected by factors such as announcements by us or our competitors, as well as variations in our results of operations and market conditions in general. The market price may also be affected by movements in prices of stocks in general. The relatively limited amount of publicly trading shares (float) renders our securities especially susceptible to sharp price fluctuations.

Penny Stock Regulations

         The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

The Year 2000.

State of Readiness

         We are dependent upon computers to operate our business and therefore are exposed to Year 2000 ("Y2K") problems. In the fall of 1998, we initiated a Y2K compliance program with the following objectives: (i) updating and/or replacing aging hardware; and (iii) assuring company-wide Y2K compliance.

         With the assistance of outside consultants, we have identified that the computer systems used for accounting purposes are not Y2K compliant. In order to make these systems compliant, we elected to replace the software utilized. The new software will be installed during the third quarter of 1999.

         The total costs for achieving Y2K compliance are estimated to be less than $10,000. Most of the cost is due to the acquisition of Y2K compliant software and replacement of certain computer hardware.

Risks

         The failure to correct a material Y2K problem could result in an interruption in, or failure of, certain normal business activities or operations. Such failures could affect our operations, however, management believes that any such interruptions would not have a material impact on our liquidity or financial condition.

Risks Associated with Forward Looking Statements.

         This prospectus contains "forward-looking statements" which can be identified by the use of words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or similar statements. The statements in "Risk Factors" are cautionary statements. They identify important factors, with respect to forward-looking statements, that could cause actual results to differ materially from those forecasted in such statements. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this paragraph.

                              Available Information

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. Such reports and other information may also be inspected without charge at a website maintained by the Commission. The address of the website is http://www.sec.gov.

         This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part and which we have filed with the Commission. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to us may be provided in the future by means of appendices or supplements to the prospectus.

         We hereby undertake to provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Magnitude Information Systems, Inc., 50 Tannery Road, Branchburg, New Jersey 08876 (908) 534-6400.

                 Incorporation of Certain Documents by Reference

         We hereby refer to the following documents previously filed by Magnitude Information Systems with the Securities and Exchange Commission, and incorporate these documents in this prospectus:

         (a) Annual Report on Form 10-KSB for its fiscal year ended December 31, 1998;

         (b) Quarterly Report on Form 10-QSB for the periods ended March 31, 1999; and

         (c) All other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since our fiscal year ended December 31, 1998.

         All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                             Selling Securityholders

         This prospectus covers common stock that has been issued to the selling securityholders, or may be acquired upon exercise of stock options held by the selling securityholders, named herein or to be supplementally named, as of July 25, 1999. The following table sets forth as of July 25, 1999 certain information with respect to the selling securityholders. Magnitude Information Systems will not receive any of the proceeds from the sale of the common stock.

                            Securities                           Securities
                            Owned Prior      Securities             Owned
                           to Offering(1)  Offered Herein     After Offering(2)
                           --------------  --------------     -----------------
Name of Selling
Securityholder             Common Stock     Common Stock    Amount            %
- --------------             ------------     ------------    ------            -

Isidor D. Friedenberg        55,500(3)         83,333       55,500            **
 Consultant

Jerry Swon,                 433,995(4)        150,000       433,995        4.68%
 former president

Bruce Deichl,               409,933(5)        212,895       409,933        4.42%
 former director of
 Strategic Business
 Development

- --------------------
** less than 1%

(1) For purposes of this table, each person listed above is deemed to own shares of common stock if he has the right to acquire the common stock within 60 days of July 25, 1999. For purposes of computing the percentage of outstanding shares of common stock held by each selling securityholder, any security which they have the right to acquire within such date is deemed to be outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe, based on information supplied by selling securityholder, that they have sole voting and investment power with respect to all the shares of common stock which they own.

(2) For purposes of this table, the number and percentage of common stock owned after the offering presumes the sale of all the common stock offered herein.

(3)      Includes stock options to purchase 50,000 shares of common stock.

(4) Includes (i) stock options to purchase 409,333 shares of common stock owned by Jane Swon, Mr. Swon's wife; and (ii) 15,327 shares of common stock held by Royal Capital, Inc., of which Mr. Swon is a principal.

(5)      Includes stock options to purchase 409,933 shares of common stock.

                              Plan of Distribution

         Each selling securityholder may offer and sell the shares of common stock from time to time at their discretion on the OTC Bulletin Board, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or at negotiated prices. The distribution of the shares of common stock may be effected from time to time in one or more transactions including, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face or other direct transactions between the selling securityholder and purchasers without a broker-dealer or other intermediary. In effecting sales, broker-dealers or agents engaged by a selling securityholder may arrange for other broker-dealers or agents to participate. From time to time, the selling securityholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by him, and the pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders hereunder. In addition, the selling securityholder may from time to time sell short the common stock, and in such instances, this prospectus may be delivered in connection with such short sale and the common stock offered hereby may be used to cover such short sale.

         Sales of the common stock may also be made pursuant to Rule 144 under the Securities Act of 1933, as amended, where applicable. The selling securityholders' shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. Magnitude Information Systems will not receive proceeds from the sale of the selling securityholders' common stock.

         From time to time, the selling securityholder may transfer, pledge, donate or assign its common stock to lenders, family members and others and each of such persons will be deemed to be a selling securityholder for purposes of this prospectus. The plan of distribution for the selling securityholders' shares of common stock sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling securityholders hereunder.

         Including,  and without  limiting the  foregoing,  in  connection  with distributions of the common stock, selling securityholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions he assumes. They may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. The selling securityholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

         Under applicable rule and regulations under the Exchange Act, any person engaged in the distribution of the common stock may not bid for or purchase shares of common stock during a period which commences one business day (5 business days, if Magnitude Information Systems' float is less than $25 million or its average daily trading volume is less than $100,000) prior to the selling securityholder's participation in the distribution, subject to exceptions for certain passive market making activities. In addition and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M which provisions may limit the timing of purchases and sales of shares of the common stock by them.

         Magnitude Information Systems is bearing all costs relating to the registration of the shares of common stock (other than fees and expenses, if any, of counsel or other advisors to the selling securityholders). Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares of common stock will be borne by them.

                            Description of Securities

         Our authorized capital stock consists of (i) 30,000,000 shares of common stock, $.0001 par value per share; (ii) 3,000,000 shares of preferred stock, $.001 par value, of which 2,500 shares have been designated as cumulative preferred stock, $.001 par value.

Common Stock

         Holders of common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors. Our board of directors have authority, without action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would have the effect of reducing our shareholders percentage of ownership and diluting the book value of the common stock.

         Shareholders have no preemptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of common stock are entitled to share equally in corporate assets after the holders, if any, of preferred stock and after satisfaction of liabilities. Holders of common stock are entitled to receive such dividends as our board of directors may from time to time declare out of funds legally available for such payment and after the cumulative dividend rights of the cumulative preferred stock have been satisfied. We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the future.

Preferred Stock

         We have authorized 2,500 shares of cumulative preferred stock, of which 10 shares are outstanding. The cumulative preferred stock does not have voting rights. The cumulative preferred stock ranks above the common stock with respect to dividend rights, liquidation, dissolution and redemption.

                          Transfer Agent and Registrar

         The transfer agent and registrar for our common stock Securities Transfer Corp., 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

                                  Legal Matters

         The legality of the shares offered hereby has been passed upon by Silverman, Collura & Chernis, P.C. ("SCC"), 381 Park Avenue South, Suite 1601, New York, New York 10016. Paul Chernis, a partner in SCC, is a one of our directors and owns 80,000 stock options to acquire common stock.

                                     Experts

         Our consolidated financial statements incorporated in this registration statement by reference to our Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by Rosenberg, Rich, Baker, Berman & Company, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion) and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                    Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware and
Article  7  of  our  Certificate  of   Incorporation   contain   provisions  for
indemnification of our officers, directors, employees and agents. The Certificate of Incorporation requires us to indemnify such persons to the fullest extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expense incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The documents listed below have been filed by us with the Commission and are incorporated herein by reference:

         (a) Annual Report on Form 10-KSB for its fiscal year ended December 31, 1998;

         (b)      Quarterly  Report on Form 10-QSB for the  periods  ended March
                  31, 1999;

         (c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1998.

         All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.  Description of Securities

         Our authorized capital stock consists of (i) 30,000,000 shares of common stock, $.0001 par value per share; and (ii) 3,000,000 shares of preferred stock, $.001 par value per share, of which 2,500 shares have been designated as cumulative preferred stock, $.01 par value.

Common Stock

         Holders of common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors. Our board of directors have authority, without action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would have the effect of reducing our shareholders percentage of ownership and diluting the book value of the common stock.

         Shareholders have no preemptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of common stock are entitled to share equally in corporate assets after the holders, if any, of preferred stock and after satisfaction of liabilities. Holders of common stock are entitled to receive such dividends as our board of directors may from time to time declare out of funds legally available for such payment and after the cumulative dividend rights of the cumulative preferred stock have been satisfied. We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the future.

Preferred Stock

         We have authorized 2,500 shares of cumulative preferred stock, of which 10 shares are outstanding. The cumulative preferred stock does not have voting rights. The cumulative preferred stock ranks above the common stock with respect to dividend rights, liquidation, dissolution and redemption.


Item 5.  Interests of Named Experts and Counsel

         The legality of the shares offered hereby has been passed upon by Silverman, Collura & Chernis, P.C. ("SCC"), 381 Park Avenue South, Suite 1601, New York, New York 10016. Paul Chernis, a partner in SCC, is a director of the Company and owns stock options to purchase 80,000 shares of common stock.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware and
Article  7  of  our  Certificate  of   Incorporation   contain   provisions  for
indemnification of our officers, directors, employees and agents. The Certificate of Incorporation requires us to indemnify such persons to the fullest extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expense incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Item 7.  Exemption from Registration Claimed

      Not applicable.

Item 8.  Exhibits

         5.1      Opinion of Silverman, Collura & Chernis, P.C.

         10.1     Agreement with Isidor D. Friedenberg dated March 12, 1999

         10.2     Agreement with Jerry Swon and Bruce Deichl dated July 21, 1999

         23.1     Consent of  Silverman,  Collura & Chernis,  P.C.  (included in
                  Exhibit 5.1)

         23.2     Consent of Rosenberg, Rich, Baker, Berman & Company

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes;

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

         Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, therewith duly authorized, on ______, 1999.

                       MAGNITUDE INFORMATION SYSTEMS, INC.

                       By: /s/ Steven D. Rudnik
                           -------------------------------
                               Steven D. Rudnik, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Steven D. Rudnik, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Magnitude Information Systems, Inc. and on the dates indicated.

Signature                                    Title                    Date
- ---------                                    -----                    ----
/s/ Steven D. Rudnik
- --------------------------------  President, CEO and Director     August 2, 1999
Steven D. Rudnik                  (Principal Executive Officer)

/s/ Joerg H. Klaube
- --------------------------------  Chief Financial Officer         August 2, 1999
Joerg H. Klaube                   (Principal Financial Officer)


- --------------------------------  Chairman of the Board          July ____, 1999
Michael G. Martin

/s/ Paul Chernis
- --------------------------------  Director                         July 30, 1999
Paul Chernis

/s/ Peter J. Buscetto
- --------------------------------  Director                         July 31, 1999
Peter J. Buscetto

/s/ Seymour Kroll
- --------------------------------  Director                         July 30, 1999
Seymour Kroll

/s/ John Duncan
- --------------------------------  Director                         July 31, 1999
John Duncan

PROFORM\REGSTATE\PLAN-799